Exhibit 24(b)(10) – Consent of Independent Registered Public Accounting Firm

Exhibit 24(b)(10) – Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts” and “Financial Statements” and to the use of our report dated April 3, 2009, with respect to the statutory basis financial statements of ReliaStar Life Insurance Company as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, and to the use of our report dated March 12, 2009, with respect to the statements of assets and liabilities of ReliaStar Select Variable Account of ReliaStar Life Insurance Company as of December 31, 2008, and the related statements of operations and changes in net assets for the periods disclosed in the financial statements, incorporated by reference in Post-Effective Amendment No. 23 to the Registration Statement (Form N-4 No. 033-69892) and the related Prospectus and Statement of Additional Information of ReliaStar Select Variable Account of ReliaStar Life Insurance Company.

/s/ Ernst & Young LLP

Atlanta, Georgia August 13, 2009